Exhibit 10(y)
POTASH CORPORATION OF SASKATCHEWAN INC.
AMENDMENT TO THE AGREEMENT
          WHEREAS, the Potash Corporation of Saskatchewan Inc., a corporation organized under the laws of Canada (the “Corporation”), entered into an agreement (the “Agreement”) that was most recently amended and restated as of February 20, 2007 and subsequently amended on December 24, 2008 and February 23, 2009, with William J. Doyle of Northbrook, Illinois, an executive of the Corporation (the “Executive”), for the provision by the Corporation to the Executive (or, in the event of the Executive’s death, to the Executive’s designated beneficiary) of a supplemental retirement benefit;
          WHEREAS, the Corporation and the Executive now desire to amend the Agreement to incorporate a new formula for computing the Executive’s benefit under the Agreement with respect to services performed on and after January 1, 2011;
          NOW, THEREFORE, the Agreement is hereby amended, effective as of January 1, 2011, as follows (the “Amendment”):
     1. Section (a) of the definition of “Earnings” in paragraph 1 of the Agreement is hereby amended (taking into account the provisions of this Amendment set forth below) by substituting the phrase “for purposes of sections (b)(ii) and (b)(iii) of paragraph 4 of this Agreement” therein for the phrase “for purposes of section (b)(ii) of paragraph 4 of this Agreement”.
     2. The definition of “Pension Plan” in paragraph 1 of the Agreement is hereby amended in its entirety to read as follows:
“For purposes of this Agreement, the term “Pension Plan” means the PCS Inc. Pension Plan and the PCS U.S. Employees’ Savings Plan, from which the Executive is entitled to benefits by reason of his service with the Corporation. For purposes of paragraph 4(c) hereof, (a) the annual retirement benefit which can be provided to the Executive under the PCS Inc. Pension Plan shall be determined based on the Executive’s account balance under such plan as of the Executive’s payment date under paragraph 5(b) hereof, which is attributable to (i) employee contributions made to such plan by the Executive before January 1, 2011, and (ii) employer contributions made by the Corporation to such plan, each such amount to be adjusted for earnings determined as if the contributions described in clauses (i) and (ii) had been invested in the Over 25 Years Conservative Fund, and (b) the annual retirement benefit which can be provided to the Executive under the PCS U.S. Employees’ Savings Plan shall be determined as of the payment date under paragraph 5(b) hereof as if $503,040.07 had been invested in the Fidelity Freedom 2015 Fund after December 31, 2004.”

     3. Paragraph 4 of the Agreement is hereby amended in its entirety to read as follows:
“4.	The annual supplemental retirement benefit payable under this Agreement, if any, shall be calculated as of the Executive’s payment date under paragraph 5(b) as follows:
(a)	5% of the Executive’s average 3 highest calendar years’ Earnings, multiplied by
the Executive’s years (including partial years calculated to the last full month completed) of Continuous Service completed before July 1, 2009 up to a maximum of 10 years;
PLUS
(b)	the sum of (i), (ii) and (iii), where:
(i)	is equal to 2% of the Executive’s average 3 highest calendar years’ Earnings, multiplied by
the Executive’s years (including partial years calculated to the last full month completed) of Continuous Service in excess of 25 years to a maximum of 10 additional years, to the extent that such Continuous Service was completed before July 1, 2009;

(ii)	is equal to 2% of the Executive’s average Earnings for the 3 consecutive calendar years during which the Executive’s Earnings were the highest, multiplied by
the Executive’s years (including partial years calculated to the last full month completed) of Continuous Service in excess of 25 years to a maximum of 10 additional years, provided that (A) such Continuous Service was completed on and after July 1, 2009 but before January 1, 2011, and (B) the sum of the years of Continuous Service taken into account under section (b)(i) and this section (b)(ii) does not exceed 10; and

(iii)	is equal to 1.5% of the Executive’s average Earnings for the 3 consecutive calendar years during which the Executive’s Earnings were the highest, multiplied by
the Executive’s years (including partial years calculated to the last full month completed) of Continuous Service in excess of 25 years to a maximum of 10 additional years, provided that (A) such Continuous Service was completed on and after January 1, 2011, and (B) the sum of the years of Continuous Service taken into account under sections (b)(i) and (b)(ii) and this section (b)(iii) does not exceed 10;
MINUS
(c)	the annual retirement benefit which can be provided to the Executive under the Pension Plan on a life-only basis.
For purposes of calculating the offset amount under section (c) above, the Corporation shall determine an actuarial equivalent annuity offset representing the employer portion of benefits reasonably expected to be provided under the Pension Plan, based on reasonable actuarial equivalent factors. The exchange rate used to convert Canadian or U.S. dollars shall be the rate in effect at noon on the business day immediately preceding the Executive’s termination of employment.”
     4. In all other respects the Agreement remains unchanged.
          IN WITNESS WHEREOF the Corporation has executed this Amendment by its duly authorized officers on its behalf and the Executive has executed this Amendment 29th day of December, 2010.

POTASH CORPORATION OF
SASKATCHEWAN INC.

By:	/s/ Barbara Jane Irwin

William J. Doyle

/s/ William J. Doyle

SIGNED SEALED AND DELIVERED in the
presence of:

David R. Haverick Name of Witness

/s/ David R. Haverick Signature of Witness